Exhibit 99.1

Federal-Mogul Reports Fourth Quarter and Full Year 2014 Results

•	Fourth quarter 2014 sales of $1.8 billion, up $100 million or 6 percent higher than Q4 2013; FY 2014 sales of $7.3 billion, up $531 million or 8 percent higher than FY 2013

•	Operational EBITDA of $120 million in Q4 2014; FY 2014 Operational EBITDA of $624 million, up $33 million from FY 2013

•	Adjusted net income from continuing operations of $11 million in Q4 2014; FY 2014 adjusted net income of $153 million, up $23 million from FY 2013

•	Company announces deferral of previously announced spin-off and will commence an equity rights offering

Southfield, Michigan, February 24, 2015… Federal-Mogul Holdings Corporation (NASDAQ: FDML) today announced financial results for the fourth quarter ended December 31, 2014 and for full year 2014. Net sales for the fourth quarter were $1,794 million, an increase of 6 percent versus the fourth quarter of 2013. On a constant dollar basis, net sales increased by 11 percent versus Q4 2013. Operating income was $36 million in Q4 2014. The net loss attributable to Federal-Mogul in the quarter was $185 million or $(1.23) per share. This includes the impact of non-cash impairment charges of $140 million and restructuring charges of $24 million. Additionally, the company recorded aggregate costs of $33 million related to strategic initiatives, acquisitions, the preparation for the legal separation of the Motorparts division announced in Q3 and headquarters relocation costs. When excluding these items, adjusted net income from continuing operations in Q4 2014 was $11 million. Operational EBITDA was $120 million or 6.7 percent of sales in Q4 2014 compared to $142 million or 8.4 percent of sales in Q4 2013.

Financial Summary	Q4 2014	Q4 2013	2014	2013
($ millions)
Net Sales	$1,794	$1,694	$7,317	$6,786
Gross Profit	$224	$238	$1,057	$1,020
pct. of sales	12.5%	14.1%	14.4%	15.0%
SG&A	$(191)	$(174)	$(776)	$(719)
pct. of sales	(10.6)%	(10.3)%	(10.6)%	(10.6)%
Operating Income[1]	$36	$62	$301	$289
Restructuring and Impairment Charges	$(164)	$(25)	$(230)	$(48)
Net (Loss) Income	$(185)	$(19)	$(168)	$41
attributable to Federal-Mogul
Adjusted Net Income[2]	$11	$11	$153	$130
attributable to Federal-Mogul
(Loss) Earnings Per Share	$(1.23)	$(0.13)	$(1.12)	$0.33
In dollars, diluted EPS
Adjusted Earnings Per Share	$0.07	$0.07	$1.02	$1.05
In dollars, diluted EPS
Operational EBITDA[3]	$120	$142	$624	$591
pct. of sales	6.7%	8.4%	8.5%	8.7%
Free Cash Flow[4]	$(120)	$50	$(140)	$38

Full Year 2014

For full year 2014, the company reported sales of $7,317 million, an increase of 8 percent versus the full year 2013. On a regional basis, total sales in North America increased 7 percent; sales in Europe increased 9 percent and Rest of World (ROW) sales were 13 percent higher, on a constant dollar basis.

Operating income was $301 million in 2014, compared to $289 million in 2013. The net loss attributable to Federal-Mogul in 2014 was $168 million, compared to net income of $41 million for 2013. The full year 2014 results include the impact of impairment and restructuring charges of $230 million and the write-off of the unamortized debt discount of $24 million recorded as a result of the successful refinancing in the second quarter. Additionally, the company recorded aggregate costs of $67 million related to strategic initiatives, acquisitions, the preparation for the legal separation of the Motorparts division announced in Q3 and headquarters relocation costs. When excluding these items, adjusted net income was $153 million in 2014 or $1.02 per share.

Operational EBITDA in 2014, at $624 million or 8.5 percent of sales, was $33 million better than Operational EBITDA of $591 million or 8.7 percent of sales for the full year 2013.

The company also announced that it would defer the previously announced spin-off of its Motorparts division to allow for the integration of its recently completed brake component, chassis and valvetrain acquisitions and to recognize the benefits of the strategic initiatives in the Motorparts division. As a result of the deferral and the recent closing of the acquisition of TRW’s valvetrain business, the company will commence a common stock rights offering to strengthen its balance sheet. The company’s board of directors intends to revisit the timing of the spin-off prior to year-end. Meanwhile the company will continue to operate as two separate, independent divisions.

Division Results

Powertrain Division

Federal-Mogul’s Powertrain division maintained strong performance in the quarter with revenue of $1,039 million, up 1 percent. On a constant dollar basis, revenue increased 6 percent compared to Q4 2013. The increase in Powertrain’s revenue is driven by increases in volume and market share gains across all regions. In North America, sales increased by 4 percent while light vehicle production and commercial vehicle production increased by 4 percent and 10 percent, respectively. In EMEA, sales increased by 4 percent driven by increased light vehicle production which improved by 1 percent, while commercial vehicle production decreased by 19 percent. Revenue in ROW increased by 8 percent, driven by strong growth in China and India where sales increased by 12 percent and 13 percent, respectively, as compared to Q4 2013.

Operational EBITDA was $92 million or 8.9 percent of revenue compared to $93 million or 9 percent in Q4 2013.

For the full year 2014, Federal-Mogul Powertrain’s revenue was $4,430 million, an improvement of 7 percent on a constant dollar basis over 2013. This includes an increase in North America of 9 percent, an increase in EMEA of 6 percent and an increase in ROW of 12 percent, on a constant dollar basis.

Operational EBITDA increased by $51 million to $429 million or 9.7 percent of sales, compared to $378 million or 9.1 percent of sales in 2013.

On February 6, 2015, Federal-Mogul’s Powertrain division closed on material portions of the previously announced acquisition of TRW’s engine valve business. The global business, headquartered in Barsinghausen, Germany, employs nearly 4,000 people globally. The acquisition adds a new product line to the portfolio, while strengthening the division’s product offering.

“During Q4 2014, the Powertrain division grew sales in all core product groups and in all regions. We continue to invest in our manufacturing capabilities, launching new and advanced technologies, increasing our footprint in important markets, and adding production capacity where needed to meet growing customer demand for our engine components,” said Rainer Jueckstock, Federal-Mogul Co-CEO and CEO, Powertrain. “Overall, 2014 was a year of significant growth. Organically, we gained market share across many segments and in all regions, and through focused M&A activity we took steps to enhance our existing portfolio with a new core product group that will further strengthen our market position.”

Motorparts Division

Federal-Mogul’s Motorparts division reported revenue of $822 million in Q4 2014 compared to $727 million in Q4 2013, an increase of 17 percent on a constant dollar basis. This increase was driven by sales related to the Affinia chassis and the Honeywell brake component acquisitions, offset by the exit of certain unprofitable business in North America as well as the timing of customer orders compared to Q4 2013. In addition, EMEA sales were negatively impacted by lower aftermarket sales in Eastern Europe. Sales in ROW increased by 36 percent due to the Honeywell acquisition as well as continued growth in China and India aftermarket sales in the base business.

Motorparts recorded Operational EBITDA of $28 million or 3.4 percent of sales in Q4 2014, compared to $49 million or 6.7 percent of sales in Q4 2013. Results for the fourth quarter include $11 million in incremental costs associated with strategic initiatives, $9 million of costs related to the integration of the Affinia and Honeywell businesses and $4 million related to the impact of negative foreign currency movements. The integration of the Affinia and Honeywell businesses is progressing and the company expects additional integration costs in 2015.

For the full year 2014, Motorparts revenue increased by 10 percent to $3,192 million, up $257 million from $2,935 million in 2013. The increase in sales from the Affinia and Honeywell acquisitions was partially offset by the exit of certain unprofitable business in North America as well as lower overall sales in the European aftermarket.

Operational EBITDA for 2014 was $195 million or 6.1 percent of revenue compared to $213 million or 7.3 percent of revenue in 2013. Results for 2014 include $21 million of costs related to strategic initiatives, $14 million in integration costs related to the Affinia chassis and the Honeywell brake component acquisitions, and $7 million related to the impact of negative foreign currency movements.

“The Motorparts division made significant progress on a number of initiatives designed to accelerate profitable growth and provide better service and value to our customers,” said Daniel Ninivaggi, Federal-Mogul co-CEO and CEO, Motorparts. “We have expanded our distribution footprint with two full-product-line facilities on the East and West Coasts of the United States and are proceeding with the implementation of a new enterprise-wide IT platform. We will also soon launch the initial phase of our ‘Tech First’ initiative, which will include a network of strategically located technical support centers and dramatically expanded in-field and on-line training for the professionals who diagnose and repair today’s vehicles. These investments are critical to our mission of providing world-class products and service to our customers. While implementation of large strategic initiatives is never easy, I am confident that we are laying the necessary groundwork to be an even more valuable supplier to our distribution partners.”

Analyst Call

Federal-Mogul will conduct a conference call and audio webcast on February 24 at 10:00 a.m., EST. To facilitate rapid connection the morning of the call, please click here to pre-register.

To participate in the call:

Domestic calls:	888.679.8033

International calls:	617.213.4846

Passcode I.D.:	10047500

The live audio webcast will be available in the Investor Relations section of the corporate website by clicking here on February 24, beginning at 10:00 a.m., EST.

Further information is available at www.federalmogul.com/investors.

Definitions

(1)	Operating Income is defined as net (loss) income from continuing operations less interest, taxes, restructuring and impairment charges, loss on extinguishment of debt, OPEB curtailment gains or losses and costs associated with acquisitions, legal separation and headquarters relocation. Note: presented on a continuing operations basis.
(2)	Adjusted net income from continuing operations is defined as net (loss) income from continuing operations less restructuring and impairment charges, loss on extinguishment of debt, OPEB curtailment gains or losses, costs associated with acquisitions, legal separation and headquarters relocation, Motorparts related strategic initiative costs, certain project and integration costs and related tax impact on these items.
(3)	Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses, and believes that investors benefit from referring to Operational EBITDA in assessing the company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of the company’s capital structure and the method by which assets were acquired and financed. Operational EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration-related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S.-based funded pension plan, OPEB curtailment gains or losses, the income statement impacts associated with stock appreciation rights, loss on extinguishment of debt and costs associated with acquisitions, legal separation and headquarters relocation.
(4)	Free Cash Flow is defined as net cash provided from (used by) operating activities less capital investment for plant, property and equipment.

Forward-Looking Statements

Statements contained in this press release, which are not historical fact, constitute “Forward-Looking Statements.” Actual results may differ materially due to numerous important factors that are described in Federal-Mogul’s most recent report to the SEC on Form 10-K, which may be revised or supplemented in subsequent reports to the SEC on Forms 10-Q and 8-K. Such factors include, but are not limited to, our intent to create an independent company following the spin-off, revenue and growth expectation for the independent company or the company following the spin-off, the expectation that the spin-off will be tax free, statements regarding the leadership, resources, potential, priorities, and opportunities for the independent company and the company following a spin-off, failure to obtain regulatory approval for the spin-off or to satisfy any of the other conditions to the proposed spin-off, adverse effect on the market price of our common stock and on our operating results because of a failure to complete the proposed spin-off, negative effects of announcement or consummation of the proposed spin-off on the market price of the company’s common stock, significant transaction costs and/or unknown liabilities, general economic and business conditions that affect the companies in connection with the proposed spin-off, unanticipated litigation or legal settlement expenses, changes in capital market conditions that may affect financing, the impact of the proposed spin-off on the companies’ employees, customers and suppliers, future opportunities that the company’s board may determine present greater potential to increase shareholder value, the ability of the companies to operate independently following the spin-off, the company’s ability to successfully integrate and achieve the anticipated synergies from recent acquisitions, fluctuations in domestic or foreign vehicle production, fluctuations in the demand for vehicles containing our products, the company’s ability to generate cost savings or manufacturing efficiencies to offset or exceed contractually or competitively required price reductions or price reductions to obtain new business, conditions in the automotive industry, the success of the company’s original equipment and aftermarket segmentation and corresponding effects and general global and regional economic conditions. Federal-Mogul does not intend or assume any obligation to update any forward-looking statements.

About Federal-Mogul

Federal-Mogul Holdings Corporation (NASDAQ: FDML) is a leading global supplier of products and services to the world’s manufacturers and servicers of vehicles and equipment in the automotive, light, medium and heavy-duty commercial, marine, rail, aerospace, power generation and industrial markets. The company’s products and services enable improved fuel economy, reduced emissions and enhanced vehicle safety.

Federal-Mogul operates two independent business divisions, each with a chief executive officer reporting to Federal-Mogul’s Board of Directors.

Federal-Mogul Powertrain designs and manufactures original equipment powertrain components and systems protection products for automotive, heavy-duty, industrial and transport applications.

Federal-Mogul Motorparts sells and distributes a broad portfolio of products through more than 20 of the world’s most recognized brands in the global vehicle aftermarket, while also serving original equipment vehicle manufacturers with products including braking, chassis, wipers and other vehicle components. The company’s aftermarket brands include ANCO® wiper blades; Champion® spark plugs, wipers and filters; AE®, Fel-Pro®, FP Diesel®, Goetze®, Glyco®, Nüral®, Payen® and Sealed Power® engine products; MOOG® steering and suspension parts; and Ferodo®, Jurid® and Wagner® brake products.

Federal-Mogul was founded in Detroit in 1899 and maintains its worldwide headquarters in Southfield, Michigan. The company employs nearly 50,000 people in 34 countries. For more information, please visit www.federalmogul.com.

# # #

CONTACT:

Paula Silver

248.354.3045

paula.silver@federalmogul.com

FEDERAL-MOGUL HOLDINGS CORPORATION

Consolidated Statements of Operations (Unaudited)

	Three Months Ended December 31		Year Ended December 31
	2014	2013	2014	2013
	(Millions of Dollars,
	Except per Share Amounts)
Net sales	$1,794	$1,694	$7,317	$6,786
Cost of products sold	(1,570)	(1,456)	(6,260)	(5,766)

Gross profit	224	238	1,057	1,020

Selling, general and administrative expenses	(191)	(174)	(776)	(719)
OPEB curtailment gain	—	—	—	19
Adjustment of assets to fair value	(140)	(5)	(144)	(8)
Interest expense, net	(34)	(22)	(120)	(99)
Restructuring expense, net	(24)	(20)	(86)	(40)
Amortization expense	(12)	(12)	(49)	(47)
Equity earnings of non-consolidated affiliates	9	8	48	34
Loss on debt extinguishment	—	—	(24)	—
Other expense, net	(6)	—	(11)	(3)

(Loss) income from continuing operations before income taxes	(174)	13	(105)	157
Income tax expense	(8)	(27)	(56)	(56)

(Loss) income from continuing operations	(182)	(14)	(161)	101
Loss from discontinued operations, net of tax	—	(3)	—	(52)

Net (loss) income	(182)	(17)	(161)	49

Less net income attributable to noncontrolling interests	(3)	(2)	(7)	(8)

Net (loss) income attributable to Federal-Mogul	$(185)	$(19)	$(168)	$41

Amounts attributable to Federal-Mogul:
Net (loss) income from continuing operations	$(185)	$(16)	$(168)	$93
Loss from discontinued operations, net of tax	—	(3)	—	(52)

Net (loss) income	$(185)	$(19)	$(168)	$41

Net income (loss) per common share attributable to Federal-Mogul
Basic and diluted:
Net (loss) income from continuing operations	$(1.23)	$(0.11)	$(1.12)	$0.75
Loss from discontinued operations, net of tax	—	(0.02)	—	(0.42)

Net (loss) income	$(1.23)	$(0.13)	$(1.12)	$0.33

FEDERAL-MOGUL HOLDINGS CORPORATION

Consolidated Balance Sheets (Unaudited)

	December 31 2014	December 31 2013
	(Millions of Dollars)
ASSETS
Current assets:
Cash and equivalents	$332	$761
Accounts receivable, net	1,419	1,324
Inventories, net	1,215	1,068
Prepaid expenses and other current assets	225	224

Total current assets	3,191	3,377

Property, plant and equipment, net	2,160	2,038
Goodwill and other indefinite-lived intangible assets	928	1,017
Definite-lived intangible assets, net	354	356
Investments in non-consolidated affiliates	269	253
Other noncurrent assets	165	141

	$7,067	$7,182

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt, including current portion of long-term debt	$127	$1,694
Accounts payable	926	799
Accrued liabilities	546	454
Current portion of pensions and other postemployment benefits liability	46	44
Other current liabilities	186	147

Total current liabilities	1,831	3,138

Long-term debt	2,563	905
Pensions and other postemployment benefits liability	1,282	1,028
Long-term portion of deferred income taxes	389	383
Other accrued liabilities	93	127

Shareholders’ equity:
Preferred stock ($0.01 par value; 90,000,000 authorized shares; none issued)	—	—
Common stock ($0.01 par value; 450,100,000 authorized shares; 151,624,744 issued shares and 150,029,244 outstanding shares as of both December 31, 2014 and 2013)	2	2
Additional paid-in capital, including warrants	2,649	2,649
Accumulated deficit	(686)	(518)
Accumulated other comprehensive loss	(1,142)	(626)
Treasury stock, at cost	(17)	(17)

Total Federal-Mogul shareholders’ equity	806	1,490

Noncontrolling interests	103	111

Total shareholders’ equity	909	1,601

	$7,067	$7,182

FEDERAL-MOGUL HOLDINGS CORPORATION

Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31
	2014	2013
	(Millions of Dollars)
Cash Provided From (Used By) Operating Activities
Net (loss) income	$(161)	$49

Adjustments to reconcile net (loss) income to net cash provided from (used by) operating activities:
Depreciation and amortization	334	296
Adjustment of assets to fair value	144	8
Restructuring expense, net	86	40
Payments against restructuring liabilities	(53)	(28)
Change in postemployment benefits, excluding curtailment gains	(75)	(72)
Equity earnings of non-consolidated affiliates	(48)	(34)
Cash dividends received from non-consolidated affiliates	25	33
Loss on debt extinguishment	24	—
OPEB curtailment gain	—	(19)
Deferred tax benefit	20	(2)
Net loss from business dispositions	—	47

Changes in operating assets and liabilities:
Accounts receivable	(47)	1
Inventories	(84)	(21)
Accounts payable	72	79
Other assets and liabilities	41	41

Net Cash Provided From Operating Activities	278	418

Cash Provided From (Used By) Investing Activities
Expenditures for property, plant and equipment	(418)	(380)
Payments to acquire businesses, net of cash acquired	(321)	—
Net proceeds from sales of property, plant and equipment	4	3
Net proceeds associated with business dispositions	—	26
Capital investment in non-consolidated affiliate	—	(4)

Net Cash Used By Investing Activities	(735)	(355)

Cash Provided From (Used By) Financing Activities
Proceeds from term loans, net of original issue discount	2,589	—
Principal payments on term loans	(2,544)	(275)
Debt issuance costs	(12)	(4)
Contingent consideration to acquire business	(9)	—
Proceeds from equity rights offering, net of related fees	—	500
Increase in other long-term debt	12	2
Increase in short-term debt	—	23
Net remittances on servicing of factoring arrangements	(1)	(4)

Net Cash Provided From Financing Activities	35	242

Effect of foreign currency exchange rate fluctuations on cash	(7)	(11)

(Decrease) Increase in cash and equivalents	(429)	294

Cash and equivalents at beginning of year	761	467

Cash and equivalents at end of year	$332	$761

FEDERAL-MOGUL HOLDINGS CORPORATION

Reconciliation of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended December 31		Year Ended December 31
	2014	2013	2014	2013
	(Millions of Dollars)
Net (loss) income	$(182)	$(17)	$(161)	$49
Discontinued operations	—	3	—	52

Net (loss) income from continuing operations	(182)	(14)	(161)	101

Depreciation and amortization	84	78	334	294
Adjustment of assets to fair value	140	5	144	8
Interest expense, net	34	22	120	99
Restructuring expense, net	24	20	86	40
Loss on debt extinguishment	—	—	24	—
Acquisition related costs	2	2	16	5
Legal separation costs	9	—	10	—
Headquarters relocation costs	2	—	6	—
Non-service cost components associated with U.S. based funded pension plans	(2)	1	(6)	2
Stock appreciation rights	—	1	(4)	5
OPEB curtailment gain	—	—	—	(19)
Income tax expense	8	26	56	56
Other	1	1	(1)	—

Operational EBITDA	$120	$142	$624	$591

Net income (loss) from continuing operations	$(182)	$(14)	$(161)	$101
Restructuring and impairment charges, net	164	25	230	48
OPEB curtailment gain	—	—	—	(19)
Loss on extinguishment of debt	—	—	24	—
Legal separation and acquisition related costs	11	2	26	5
Headquarters relocation costs	2	—	6	—
Distribution footprint initiatives	8	—	10	—
IS strategic initiatives	3	—	8	—
Other strategic costs	—	—	3	—
Integration costs	9	—	14	—
Net tax impact on above	(4)	(2)	(7)	(5)

Adjusted net income from continuing operations	$11	$11	$153	$130

Free Cash Flow
Net cash provided from operating activities	$16	$160	$278	$418
Expenditures for property, plant and equipment	(136)	(110)	(418)	(380)

	$(120)	$50	$(140)	$38

The Company evaluates reporting segment performance principally on a non-GAAP Operational EBITDA basis. Management believes that Operational EBITDA provides supplemental information for management and investors to evaluate the operating performance of its business. Management uses and believes that investors benefit from referring to Operational EBITDA in assessing the Company’s operating results, as well as in planning, forecasting and analyzing future periods as this financial measure approximates the cash flow associated with the operational earnings of the Company. Additionally, Operational EBITDA presents measures of corporate performance exclusive of capital structure and the method by which assets were acquired and financed. Effective for the year ended December 31, 2014, the Company expanded its definition of Operational EBITDA to exclude legal separation, acquisition related costs and headquarters relocation costs. Accordingly, Operational EBITDA is defined as earnings from continuing operations before interest, income taxes, depreciation and amortization, and certain items such as restructuring and impairment charges, Chapter 11 and U.K. Administration related reorganization expenses, gains or losses on the sales of businesses, the non-service cost components of the U.S. based funded pension plan, OPEB curtailment gains or losses, the income statement impacts associated with stock appreciation rights, loss on extinguishment of debt and costs associated with acquisitions, legal separation and headquarters relocation.